Exhibit 10.1

HEMP PROCESSING USE AGREEMENT

This Hemp Processing Use Agreement (Agreement) is made and entered into as of the of day of _______, 2020 (the “Effective Date”) by and between Green Grow Farms, Inc. (the “Cultivator”), a wholly owned subsidiary of Can B Corp., a Florida corporation located at 960 S. Broadway, Ste 120, Hicksville, NY 11801 the “Company”) and Mediiusa Group Inc., A New York Corporation located at 580 Fifth Avenue, #1720, New York, NY 10036 (“Processor”). This Agreement is regarding the use of Processor’s NY Hemp Registration for the processing of lawful hemp under the Processor’s Hemp Registration with the State of New York. Processor and Cultivator may each be respectively referred to as a “Party” or, collectively, as the “Parties”. The effective date (“Effective Date”)

RECITALS

WHEREAS, Cultivator desires to provide lawful hemp (“Hemp”) that it cultivates pursuant to the laws and regulations of the state in which it was grown and to process that Hemp under the Processors Industrial Hemp Processor Registration with the State of New York under the express terms and conditions of this Agreement, and

WHEREAS, Processor is a corporation in good standing with the State of New York under the name of Mediiusa Group Inc. formed on August 5, 2019, and

WHEREAS, Processor currently holds a valid Industrial Hemp Processor Registration in full force and effect with the State of New York under Registration : HEMP-P-000035 (the “Registration”) and is authorized to process Hemp, and

WHEREAS, Cultivator is a corporation in good standing with the State of Florida and holds a Cultivation License to allow it to lawfully cultivate Hemp, which will result in the lawful Hemp being able to be processed into extract which is the subject of this Agreement, and

WHEREAS, Cultivator represents that it has the capacity, experience, and sophistication to cultivate industrial hemp to satisfy the quality and delivery provisions described in this Agreement for use under the Processor’s Processor Registration under the terms of this Agreement.

TERMS OF AGREEMENT

NOW THEREFORE, in consideration of the premises, preamble and recitals outlined above which are made a part of this Agreement and are true and correct, and the mutual terms, covenants and/ or covenants expressly contained in this Agreement, and acknowledging hereby the receipt of other good, sufficient and adequate consideration and intending to be legally bound hereby, the parties hereto mutually agree hereby as follows, to wit:

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1. Term. The Term of this Agreement shall be five (5) years (Term). This Agreement will be automatically extended for an additional 5-years, under the same terms and conditions, unless terminated by either Party within 30-days prior written notice to the initial Term of this Agreement. This Agreement may be terminated without cause by Cultivator at any time hereafter by giving the Processor thirty (30) days prior written notice of such cancellation. Upon such termination, neither party hereto shall have any further rights and/or obligations against the other party hereto except for any rights that actually accrued and/or otherwise vested hereunder prior to such termination of this Agreement

2. Scope. The Scope of this Agreement is:

a.	The processing of Hemp for oil, isolate, or crude (“Hemp Product”) for further use by the Cultivator and/or for sale by the Cultivator. During the Term of this Agreement, Processor agrees hereby to allow Cultivator to process any and all of the subject Hemp under and/or in connection with this Agreement under Processor’s above-mentioned Registration.

b.	In accordance with regulations, Cultivator shall identify a single New York location within 180 days of Effective Date.

3. Material to Be Processed. The Hemp Product that is the subject of this Agreement shall be derived only from material that meets all of the following criteria, which shall be referred to as “the Material” in this Agreement:

a. It must have been lawfully cultivated under applicable state and federal law, must have been certified as lawful industrial hemp by the state of in which it was cultivated, and must have delta-9 tetrahydrocannabinol (THC) levels that do not exceed three tenths of one percent (0.3%) on a dry weight basis.

b. It must be free and clear of any liens, competing claims by third parties, or other legal encumbrances.

c. It must not contain any detectable levels of mildew, mold, fungus, pesticides, or heavy metals.

4. Delivery Schedule. During the Term of this Agreement, Cultivator may deliver and process Hemp at any time, grown under its own or third party legal cultivations, using any facility, at any location, using its own or any third party processing equipment.

5. Fees and Payment.

a.	Price & Payment. Subject to and conditioned upon Cultivator being able to lawfully process during the Term of this Agreement Cultivator’s Hemp under the Processor’s above mentioned Registration, then, in such event, Cultivator shall pay Processor a one-time fee of one-hundred thousand (100,000) shares of common stock in the Company, subject to SEC Rule 144 Restrictions payable as:

	i.	Fifty thousand (50,000) share payable within 10 days of the Effective Date, and
	ii.	Fifty thousand (50,000) shares payable 6 months form the Effective Date.

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b.	Processing Fee. Subject to and conditioned upon Cultivator being able to lawfully process during the Term of this Agreement Cultivator’s Hemp under the Processor’s above mentioned Registration, then, in such event, Cultivator shall pay Processor a fee equal to five percent (5%) of :

	i.	The net revenues (“Net Revenues”), if any, actually received and collected from processing fees charged to third parties, and
	ii.	The net valuation (“Net Valuation”) of the Hemp processed, if any, for Cultivators own use.
	iii.	Net Revenues are defined as gross payment/sales less any spoilage, returns, tax, freight, uncollectable fees.
	iv.	Net Valuation is defined as the intercompany transfer/sales price from Green Grow Farms, Inc. to the Company’s manufacturing facility, such price shall be reasonably equal to similar valuations in the marketplace.

c.	Processing Fee Payment. Subject to and conditioned upon Cultivator being able to lawfully process during the Term of this Agreement Cultivator’s Hemp under the Processor’s above mentioned Registration, then, in such event, Cultivator shall pay Processors the Processing Fees:

	i.	For third party fees, withing 10 days of collection,
	ii.	For Cultivators use, within 10-days of use of product or shipping product to its own facility.
	iii.	For Cultivators sale of processed product to third parties, within 10 days of receipt of funds.

d.	Minimum Annual Payment. Subject to and conditioned upon Cultivator being able to lawfully process during the Term of this Agreement Cultivator’s Hemp under the Processor’s above mentioned Registration, then, in such event, commencing with the first product to be processed by Cultivator under this Agreement, (“Start Date”), Cultivator shall hereafter reconcile payments to Processor for each annual twelve (12) months period from Start Date a minimum fee of $25,000 in the event that the Processing Fee under section 5(b) of this Agreement for any such twelve (12) month period is less than $25,000.00 in the aggregate .

6. Delivery, Title, and Risk of Loss.

(i)	Initial Delivery. Title of the Material shall not pass at any under this Agreement from Cultivator to Processor and risk of loss of the Material shall be with the Party who holds title to the Material at the time of loss.

(ii)	Final Delivery. Final Delivery of the Hemp Product shall be made by Cultivator upon completion of the process. Title of the Hemp Product shall pass from Cultivator to owner of the Hemp. Risk of loss of the Hemp Product shall be with the Party who holds title at the time of loss.

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7. Inspection. During the Term of this Agreement, Processor and its authorized agent(s) may inspect the Material at any commercially reasonable time between execution of this Agreement and Initial Delivery as set forth in paragraph 6. Processor shall have no further obligation to process Hemp beyond authorization of Processor to process hereunder the Hemp in Hemp Product under Processor’s Registration. The Cultivator may provide at its expense full panel certificates of analysis (COA) from a third-party analytical laboratory. In this Agreement a “full panel COA” means a document providing numerical data regarding cannabinoid concentrations, terpene concentrations, and concentrations of contaminants, including mold, mildew, fungus, mycotoxins, pesticides, and heavy metals.

8. Confidentiality and Non-circumvention.

a.	Confidentiality. The Parties agree not to disclose any Confidential Information of the other party. The parties agree that “Confidential Information” includes a Party’s customer names, project names, product volumes, and product prices.

b.	Non-Circumvention. Each Party expressly agrees and acknowledges that under no circumstances shall it or its Representatives solicit, engage, or contact any third party in circumvention of the other Party without first notifying and obtaining consent from the other Party.

9. Duties and Obligations of the Parties. The Parties hereby each agree to the following duties and obligations with respect to the transaction which is the subject of this Agreement:

a.	Cultivator. Cultivator shall timely and fully perform any other acts, reports, which are required of Processor under the State Of New York Industrial Hemp Processor Registration for product processed by Cultivator.

b.	Processor. Processor shall timely and fully complete acts which are required of it in this Agreement to maintain the Industrial Hemp Processor Registration with the State of New Yorka swell as to process the lawful Hemp of Cultivator under and/or in connection with this Agreement under Processor’s Registration.

10. Breach and Default. In the event that a Party fails to materially perform its duties and obligations under this Agreement, then, in such event, the aggrieved Party shall provide written notice to the breaching Party of the material breach and shall provide a reasonable opportunity to cure same within thirty (30) consecutive days of said notice. In the event that the breach is not timely cured within said thirty (30) days period, then, in such event, the aggrieved Party may, in its sole discretion, call the breaching Party in material default of this Agreement and exercise any of its legal rights and remedies as provided by applicable law. Failure of an aggrieved Party to call a breaching Party in material default and/or to exercise a legal right or remedy shall not be deemed a waiver of such aggrieved Party’s rights or remedies.

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11. Attorney Fees. The Parties acknowledge that this Agreement was prepared by the attorney for Cultivator at its expense. Notwithstanding that the attorney for Cultivator prepared this Agreement, the Parties each specifically and expressly acknowledge that they have had a full and fair opportunity to have this agreement reviewed by an attorney of their choice and that no provision of this Agreement shall be construed against Cultivator solely by virtue of the fact that it caused this Agreement to be drafted. Except as set forth in this paragraph the Parties shall be responsible for their own legal fees and costs which arise out of this Agreement. Notwithstanding the foregoing, in the event that a legal action is filed by a Party to enforce its rights under this Agreement then the prevailing Party in such legal action shall be paid its actual and necessary legal costs and fees incurred not to exceed in the aggregate $10,000.00 by the non-prevailing Party.

12. Warranties. Cultivator makes no warranties other than that the Hemp shall comply with the standards set forth in this Agreement, that it possesses all required registrations, permits, and authorizations to lawfully perform its obligations under this Agreement, and that it will perform its duties and obligations set forth in this Agreement. Processor makes no warranties to Cultivator other than: (i) that it possesses all required registrations, permits and authorizations to lawfully perform its obligations under this Agreement, (ii) that it will perform its duties and obligations set forth in this Agreement, and (iii) That Cultivator may legally process the subject Hemp under Processor’s above mentioned Registration and Cultivator hereby relies on such representation as being a material inducement to Cultivator in the making of this Agreement (including, but not limited to, the payment of any and all Fees under section 5 hereunder).

13. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing. All communications shall be sent to the Parties at the address set forth in below, or to such other address as may have been furnished in writing by the Parties pursuant to this paragraph. Notice to each party shall be as follows:

Cultivator:	Can B Corp
Attn: Marco Alfonsi, CEO
960 S. Broadway, Ste 120
Hicksville, NY 11801

Email:	Marco@canbiola.com and Stan@canbiola.com

Processor:	Mediiusa Group Inc.
1365 York Ave
New York, NY 11021

Email:	Isaac Sutton suttglobal@gmail.com

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14. Jurisdiction and Choice of Law. In the event of a dispute or default arising out of this Agreement the Parties agree that jurisdiction shall be with the courts of New York and that the laws of New York shall apply, except that any registration, license, approval, test, or determination regarding the legal status of the Cultivator and/or the Material by the state in which the industrial hemp was actually cultivated shall control. To the fullest extent permitted by law, in the event of any dispute arising out of, or relating to, the terms and conditions of this Agreement, the Parties hereto (a) consent and submit to the exclusive jurisdiction of the courts of the State of New York in the county of Nassau and/or of the U.S. District Court for the Eastern District of New York or (collectively, the “Courts”) and (b) agree not to commence any suit, action or proceeding relating thereto except in such Courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such Courts on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

15. Entire Agreement. This Agreement (and any and all schedules, exhibits and/or attachments hereto) otherwise constitutes and contains the entire understanding and agreements between the parties hereto and supersedes and revokes any and all prior understandings and agreements, if any, relating to the subject matter hereof and transactions contemplated hereunder as well as fully discharges any and all prior and/or contemporaneous promises, representations, and/or other manifestations, oral or written, express and/or implied, of the parties hereto of any kind relating in any way to the subject matter and transactions (including all of such transactions elements reflected by this writing) contemplated by this Agreement. Further, no additional terms are implied by usage of trade, by course of dealing, and/or by course of performance and this Agreement is intended as a final expression of the parties’ Agreement. Furthermore, neither Party hereto has made any other representation and/or warranty to the other party hereto with respect to the subject matter hereof and transactions contemplated hereunder not expressly set forth in this Agreement. Moreover, except as expressly provided to the contrary in this Agreement, each party hereto hereby further warrant(s), covenant(s), represent(s) and state(s) that no person whatsoever nor any party hereto has made any representations, warranties, statements, and/or guarantees of any kind and/or nature whatsoever relating to and/or in connection with any past, present and/or future daily, weekly, monthly and/or annual gross income, net income, gross profits, net profits, gross receipts, net receipts, gross compensation, net compensation, expenses, value and/or volume of solicitations and/or referrals, if any, etc. of any party hereto and none of the same have been relied upon in any manner whatsoever by any party hereto. Hence, no oral agreements, statements, nor any parole evidence (extrinsic evidence) of any kind and/or nature whatsoever (whether made prior, contemporaneously and/or hereafter herewith) shall amend, modify, change and/or otherwise effect the terms of this Agreement.

16. Amendments. No change, modification, amendment, addition, or termination of this Agreement or any part of it shall be valid unless in writing and signed by all Parties.

17. No Assignment. Neither this Agreement nor any party’s rights, duties nor obligations hereunder may be assigned by any Party hereto without the prior written consent of the other Parties. Any assignment without such consent shall be null, void, unenforceable and of no force and effect resulting in no transfer of rights nor duties and/or obligations in and to such an assignee.

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18. Force Majeure. Neither Party hereto shall be obligated to perform nor otherwise be liable for any damages whatsoever to the other Party hereto caused and/or otherwise due to any delay and/or failure of any kind in a party’s respective performance under this Agreement resulting and/or otherwise arising from any one (1) or more of the following extreme and unforeseeable Force Majeure event(s) and/or impediment(s), which includes, but are not limited to, the following, to wit : (a) acts of God or public enemy or war (declared or undeclared); (b) acts of government (including, but not limited to, any martial law, quarantine orders, stay at home orders, shelter at home orders, or other similar orders); (c) fires, floods, earthquakes, hurricanes, tornados, blizzards, bombs, explosions and/or other catastrophes and/or natural disasters; (d) epidemics or quarantine restrictions (including, but not limited to, any quarantine orders, stay at home orders, shelter at home orders, or other similar orders); (e) strikes, slowdowns, lockouts, labor stoppages, and/or other substantial labor disputes of any kind; (f) freight, embargoes, or interruption of transportation; (g) shortages or inability to obtain labor, energy, components, raw materials, and/or supplies in the open market, (h) riot(s), insurrection(s), terrorism, sabotage, civil strife and/or other substantial acts of violence (i) global pandemic (including, but not limited to, coronavirus (COVID-19)), or (j) any other governmental action and/or other cause, similar or dissimilar, provided that any one (1) or more of the foregoing event(s) and/or impediment(s) listed in (a) through (j) herein was/were beyond the knowledge or control of the Party claiming benefit of such Force Majeure nor occurs without the fault and/or negligence of such Party concerned. A Force Majeure event and/or impediment shall also include any other uncontrollable and unforeseeable extreme event(s) and/or impediment(s) that: (i) renders a Party hereto incapable of performing under this Agreement, or (ii) so substantially impacts such Party’s ability to materially perform under this Agreement, or (iii) so substantially changes market conditions such that the parties’ bargains has been or will be materially and negatively impacted, or (iv) otherwise so materially and negatively changes the economics of the bargain that the Parties hereto originally agreed to. Notwithstanding the foregoing herein, the time for performance by such Party shall be extended by the period of any such delay and/or failure to perform, provided that the Party claiming benefit of such Force Majeure event(s) and/or impediment(s) shall notify the other Party hereto with reasonable promptness under the circumstances of the aforementioned event(s) and/or impediment(s). Moreover, any Party claiming the benefit of such Force Majeure shall hereby also have a duty hereunder to use reasonable efforts to prevent and/or otherwise mitigate within reason to the extent possible under the circumstances the material adverse consequences resulting from such aforementioned event(s) and/or impediment(s).

19. Survival. The provisions of this Agreement which by their sense and context should survive any termination of expiration of this Agreement.

20. Binding Agreement. Without limiting the foregoing, this Agreement shall be binding upon the Parties and their heirs, successors, and permitted assigns.

21. Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

22. No Waiver; Rights Cumulative. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver unless in writing and signed by an authorized representative of such Party, nor shall any such waiver, failure, or delay be deemed a continuing waiver by such Party in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing. The rights and remedies of the Parties provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law or equity.

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23. Counterparts. This Agreement may be executed in counterparts by electronic transmission, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same agreement. A fully executed facsimile, email and/or other copy of this Agreement shall hereby be deemed a legally binding and enforceable original hereof as well as shall be fully admissible for any and all usual and customary evidentiary purposes whatsoever in any court, arbitration and/or other legal proceeding of any kind and/or nature involving the parties hereto.

24. Independent Contractors. Each party hereto is and will remain an independent contractor with respect to its relationship with the other party hereto, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint ventures, co-owners or otherwise. Furthermore the Parties hereto fully intend to act and perform as independent contractors, and the provisions hereof are not intended to create any agency, partnership, joint venture, employment relationship and/or other fiduciary relationship of any kind and/or nature whatsoever between the parties hereto other than that of independent parties contracting with each other solely to carry out the provisions of this Agreement for the express purposes recited herein. Each party hereto shall be, and shall remain, the employer of its own respective agents, servants, employee and/or consultants. Such personnel shall at no time be deemed to be the agents, servants, employee and/or consultants of the other party hereto and shall not be entitled and/or be eligible to participate in any manner whatsoever in any benefits and/or privileges (including, but not limited to, health insurance, dental insurance, disability insurance, vacation pay, sick leave, retirement benefits, pension plans, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or other benefits etc., if any, on account of this Agreement) of any kind and/or nature whatsoever provided and/or extended by the other Party to such other party’s own members, officers, directors, agents, servants, employees and/or contractors in connection therewith. Each party hereto agrees to be solely and entirely responsible for its own acts and for paying any and all applicable taxes required by law such as payroll, income, withholding and social security taxes. Each party hereto hereby agrees that the other party hereto has not granted such party hereto any authority to make changes to the other party’s terms and conditions of sale, to extend the other party’s warranties or, in general, to enter into contracts or make quotations on behalf of or to bind the other party hereto in any transactions with such other party’s customers or any governmental agencies or third parties. No relationship of employment shall arise between the parties hereto or any employee or representative of the parties hereto. The other party hereto is at all times acting for its own account, and at its own expense.

27. Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 8 (CONFIDENTIALITY) AND A PARTY’S OBLIGATIONS UNDER SECTION 25 (INDEMNIFICATION) IN NO EVENT SHALL EITHER PARTY (NOR ANY OF THEIR RESPECTIVE SUCESSORS AND/OR ASSIGNS, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, EMPLOYEES AND/OR AGENTS) BE LIABLE IN ANY MANNER WHATSOEVER AT ANY TIME TO THE OTHER PARTY HERETO FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ARISING FROM A COURSE OF DEALING PRACTICE, USAGE OF TRADE PRACTICE, COURSE OF PERFORMANCE PRACTICE, LOST PROFITS AND/OR REVENUES, COST OF CAPITAL OR THE EMPLOYMENT OF SUBSTITUTE SERVICES, BUSINESS INTERRUPTION, AND/OR LOSS OF PROGRAMS AND/OR INFORMATION) WHETHER SUCH AFOREMENTIONED DAMAGES ARE ACCRUED, ABSOLUTE, CONTINGENT, ACTUAL AND/OR IMPLIED, DIRECT AND/OR INDIRECT, AND/OR OTHERWISE, EVEN IF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR KNEW OF OR SHOULD HAVE KNOWN OF THE LIKELIHOOD OF SUCH DAMAGES, AND NOTWITHSTANDING THE FORM (E.G., CONTRACT, WARRANTY, INDEMNITY, NEGLIGENCE, PRODUCTS LIABILITY, STRICT LIABILITY, AND/OR OTHERWISE) IN WHICH ANY LEGAL AND/OR EQUITABLE ACTION MAY BE BROUGHT AGAINST SUCH PARTY. THE TERMS AND PROVISIONS OF THIS SECTION 27 SHALL THE EXPIRATION AND/OR THE OTHER TERMINATION OF THIS MEMORANDUM.

[The remainder of this page is left blank intentionally. The signature page follows.]

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****Signature Page for Hemp Processing Use Agreement****

WE AGREE:

Cultivator:
Can B. Corp

By:	/s/ Marco Alfonsi	Dated:	5/28/2020
Marco Alfonsi, CEO

Green Grow Farms, Inc.

By:	/s/ Marco Alfonsi	Dated:	5/28/2020
Marco Alfonsi, CEO

Processor:
Mediiusa Group Inc.

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